Exhibit 99.1

IQSTEL and Cycurion (CYCU) Unveil Plans for AI-Powered Next-Generation

Cybersecurity Platform, Targeting the Global Telecom Industry

NEW YORK, June 18, 2025 (GLOBE NEWSWIRE) — Cycurion Inc. (NASDAQ: CYCU) , a trusted leader in IT cybersecurity solutions and AI, and IQSTEL Inc. (NASDAQ: IQST) , a leading provider of high-tech telecommunications and technology solutions, are pleased to announce the advancement of their strategic partnership , originally signed a few months ago.

Since entering into the agreement, both companies have worked closely to define and design customized cybersecurity solutions for the evolving needs of the global telecom industry. The collaboration is now entering an execution phase, focused on product rollout and market deployment.

Six Pillars of Collaboration

1. Cybersecurity for Telecom Carrier Infrastructure

IQSTEL and Cycurion are developing advanced cybersecurity solutions to protect critical telecom carrier operations, including:

●	Destination rates
●	Routing engine rules
●	Billing and accounting systems
●	CRM and ERP platforms
●	Sensitive customer and vendor financial information

These protections are designed to fortify telecom networks against breaches and operational risks.

2. White-Label Cybersecurity Services for Telecom Operators

The companies are launching “Cyber Shield,” a white-label cybersecurity platform that major telecom carriers can offer to their own customers, including:

●	Large enterprises
●	Medium-sized businesses
●	Individual consumers

This solution enables telecom operators to add high-margin cybersecurity services to their portfolio—strengthening customer retention and unlocking new revenue streams.

3. AI-Driven Operational Optimization for Cycurion

Cycurion is exploring integration of IQSTEL Intelligence , a proprietary AI platform, to:

●	Optimize internal operations
●	Reduce costs
●	Accelerate execution of high-value contracts currently under negotiation

4. AI-Powered Next-Generation Cybersecurity Platform

IQSTEL and Cycurion are collaborating to develop an AI-Powered Next-Generation Cybersecurity Platform , with the initiative led by IQSTEL’s Intelligence Division —the company’s dedicated unit for advanced AI research and development.

This new platform is designed to:

●	Increase predictive protection , enabling the identification and neutralization of threats before they materialize
●	Enhance adaptive response , allowing intelligent, real-time countermeasures that evolve with new attack patterns

By combining Cycurion’s deep cybersecurity expertise with IQSTEL’s proprietary AI technologies, the companies aim to deliver a cutting-edge, proactive defense system built specifically for telecom operators and large-scale digital ecosystems. This initiative positions IQSTEL and Cycurion as global leaders in AI-enhanced telecom cybersecurity.

5. Time-to-Market in H2 2025

The two companies are actively planning a commercial launch in the second half of 2025 . Joint teams are aligning on product development, packaging, and go-to-market strategies to ensure a coordinated, global rollout.

6. Cybersecurity Market Size and Global Opportunity

According to industry forecasts, the global cybersecurity market is expected to surpass $500 billion by 2030 , fueled by rapid digital transformation, cloud adoption, and escalating cyber threats.

The telecom sector, responsible for massive data flows and sensitive information, urgently requires robust digital defense. IQSTEL and Cycurion are uniquely positioned to serve this demand , combining AI and cybersecurity into a scalable, telecom-specific solution .

With a presence in more than 20 countries across 4 continents and established commercial relationships with over 600 telecom operators , IQSTEL provides an ideal platform to deliver world-class cybersecurity solutions at global scale.

Leandro Iglesias , CEO of IQSTEL, commented:

“We are excited to advance our partnership with Cycurion. After months of collaborative development, we are confident that our joint cybersecurity and AI services will bring significant value to telecom carriers and their global customers.”

Kevin Kelly , CEO of Cycurion, added:

“Partnering with IQSTEL has enabled us to build intelligent, scalable solutions tailored for telecom. Their AI expertise complements our cybersecurity strategy, setting us up for global impact.”

About Cycurion Inc.

Cycurion Inc. (NASDAQ: CYCU) is a cybersecurity company specializing in data protection, threat management, and compliance solutions for corporate, government, and telecom clients. Cycurion’s mission is to empower organizations with intelligent, adaptive security that evolves with today’s digital landscape.

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a multinational technology company providing advanced solutions across Telecom, High-Tech Telecom Services , Fintech , AI-Powered Telecom Platforms , and Cybersecurity . With operations in 21 countries and a team of 100 employees , IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025 , reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪	Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.
▪	Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.
▪	Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend”, “could” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com .

Cycurion Investor Relations Contact:
CORE IR
investors@cycurion.com

Media Contact:

Phone: (703) 555-0123

Email: media@cycurion.com

IQSTEL Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com